Exhibit 99.1

CastlePoint Holdings to Terminate Its Resale Shelf Registration Statement

HAMILTON, Bermuda--(BUSINESS WIRE)--CastlePoint Holdings, Ltd. (Nasdaq:CPHL)("CastlePoint" or the “Company”) today announced that it plans to file on or about March 7, 2008 a post-effective amendment to deregister the securities remaining unsold under its currently effective resale registration statement on Form S-1 filed with the SEC (File No. 333-134628).

CastlePoint is seeking to terminate the resale registration statement in light of the SEC’s amendments to Rule 144, effective February 15, 2008, which would enable non-affiliate shareholders of the Company’s shares covered by the resale registration statement to freely resell those shares if the conditions of the amended Rule 144 are met. These conditions now include only a six-month holding period if the Company has been current in its SEC reporting obligations, which the Company is, and the non-affiliate has not been an affiliate of the Company for at least three months prior to the resale. Furthermore, if a non-affiliate has held the shares for one year and has not been an affiliate for at least three months prior to the resale, the non-affiliate may sell an unlimited amount of shares without any other conditions or restrictions. The Company has received waivers of its obligations to maintain effectiveness of the resale registration statement from all affiliates currently known to the Company whose securities were covered by the resale registration statement. As a result, the Company will no longer maintain effectiveness of the resale registration statement.

Resales of shares previously covered by the resale registration statement by affiliates of CastlePoint will be subject to all the conditions and limitations applicable to sales by affiliates of amended Rule 144, including a six months holding period, volume limitations and manner of sale limitations.

As soon as CastlePoint files the above post-effective amendment with the SEC, the resale registration statement will no longer be available for sales of the CastlePoint shares by shareholders listed under the caption “Selling Shareholders” in the resale registration statement in accordance with the procedures set forth therein. These shareholders will be able to resell their shares upon compliance with the applicable requirements of Rule 144 discussed above or another exemption for resale that may be available under the Securities Act of 1933, as amended, and the rules thereunder.

The resale registration statement was declared effective by the SEC on August 6, 2007 and provided for the registration and resale of up to 26,646,589 common shares representing a combination of the shares issued by CastlePoint at the time of its private offering in April 2006 and the shares the Company issued in early 2006 to Tower Group, Inc., a Delaware corporation. The resale registration statement contemplated that these shares could be offered for resale from time to time by the selling shareholders named in the prospectus included in the registration statement pursuant to the plan of distribution set forth therein.

The Resale Registration Statement was established to provide for the registration and resale of the common shares, par value $0.01 per share (“Common Shares”) of CastlePoint in accordance with the terms of the Registration Rights Agreement, dated as of April 4, 2006 (the “Registration Rights Agreement”), between CastlePoint and Friedman, Billings, Ramsey & Co., Inc. (“FBR”), for the benefit of the purchasers of CastlePoint’s Common Shares and the direct and indirect transferees of FBR as purchaser in the April 2006 private sale by CastlePoint of its Common Shares.

About CastlePoint

CastlePoint, a Bermuda-based holding company, through its subsidiaries, CastlePoint Reinsurance Company, Ltd., CastlePoint Management Corp. and CastlePoint Insurance Company, provides property and casualty insurance and reinsurance business solutions, products and services to small insurance companies and program underwriting agents in the United States.

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Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of CastlePoint may include forward-looking statements that reflect CastlePoint's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," “project”, “guide or guidance”, "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause CastlePoint's actual results to differ materially from those indicated in these statements. The company believes that these factors include but are not limited to ineffectiveness or obsolescence of its business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than CastlePoint's underwriting, reserving or investment practices anticipate based on historical experience or industry data; the ability to obtain necessary governmental licenses; the ability to hire and retain executive officers and other key personnel; the ability to make certain acquisitions in a timely fashion necessary to fulfill the company's business plan; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of the company's investments; changes in regulations or laws applicable to CastlePoint, its subsidiaries, brokers or customers including tax laws in Bermuda and the United States; acceptance of CastlePoint's products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of CastlePoint's reinsurers to pay claims timely or at all; decreased demand for the company's insurance or reinsurance products; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under CastlePoint's insurance policies or the policies that it reinsures; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and CastlePoint undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

CONTACT:
CastlePoint Holdings, Ltd.
Joel S. Weiner, Senior Vice President and Chief Financial
Officer, 441-296-9714